EXHIBIT 4.1

EXECUTION VERSION

TOPAZ SOLAR FARMS LLC,
as Issuer,

and

The Bank of New York Mellon Trust Company, N.A.,
as Trustee

________________________
FIRST SUPPLEMENTAL INDENTURE
Dated as of April 15, 2013
to
INDENTURE
Dated as of February 24, 2012

________________________

AMENDMENT TO THE INDENTURE

AND
SUPPLEMENT TO INDENTURE RELATING TO 4.875% SERIES B SENIOR SECURED NOTES DUE 2039

NY\5744036.6

THIS FIRST SUPPLEMENTAL INDENTURE (this “First Supplemental Indenture”), dated as of April 15, 2013 (the “Effective Date”), is between Topaz Solar Farms LLC, a Delaware limited liability company (the “Company”) and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”) and amends and supplements the Base Indenture referred to below.

RECITALS

WHEREAS, the Company has executed and delivered to the Trustee an Indenture, dated as of February 24, 2012 (the “Base Indenture”, as amended by, and together with, this First Supplemental Indenture, the “Indenture”), pursuant to which the Company has duly issued its 5.75% Series A Senior Secured Notes due 2039 in the aggregate principal amount of $850,000,000, of which $850,000,000 in aggregate principal amount are outstanding as of the Effective Date (the “Series A Notes”);
WHEREAS, pursuant to Sections 9.01(1) of the Base Indenture, a supplemental indenture may be entered into by the Company and the Trustee without the consent of any Holders (as defined in the Base Indenture) to (i) cure any ambiguity, defect or inconsistency, (ii) make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights hereunder of any Holder, and (iii) establish Additional Notes (as defined in the Base Indenture and amended hereby), upon satisfaction of the conditions set forth in Sections 2.13 and 4.09(a)(2) of the Base Indenture, in the amounts and for the purposes permitted herein;
WHEREAS, the Company has authorized the execution and delivery of this First Supplemental Indenture to (i) cure the inconsistency in the definition of “Additional Notes” in the Base Indenture, (ii) cure a defect in the definition of “Indebtedness,” (iii) make a change in Section 4.09 of the Base Indenture that would provide additional rights or benefits to the Holders and (iv) provide for the issuance and the term of the 4.875% Series B Senior Secured Notes due 2039 in the aggregate principal amount of $250,000,000 (the “Series B Notes”);
WHEREAS, the amendments contained herein do not adversely affect the legal rights of any Holder;
WHEREAS, the execution and delivery of this First Supplemental Indenture has been duly authorized by the parties hereto, and all conditions and requirements necessary to make this First Supplemental Indenture a valid and binding agreement of the Company enforceable in accordance with its terms have been duly performed and complied with; and

NY\5744036.6

NOW, THEREFORE, for and in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties have hereby agreed, for the equal and proportionate benefit of all Holders of the Series B Notes, as follows:
ARTICLE I
RELATION TO BASE INDENTURE; DEFINITIONS
Section 1.1        Relation to Base Indenture.
Unless otherwise stated herein, the terms and provisions contained in the Base Indenture will constitute, and are hereby expressly made, a part of this First Supplemental Indenture and the Company and the Trustee, by their execution and delivery of this First Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of the Base Indenture conflicts with the express provisions of this First Supplemental Indenture, the provisions of this First Supplemental Indenture will govern and be controlling with respect to the Series B Notes; provided that, the provisions of Article II of this Supplemental Indenture shall amend and supplement the Base Indenture and shall govern all Notes issued under the Base Indenture.
The Trustee accepts the amendment of the Base Indenture effected by this First Supplemental Indenture, but only upon the terms and conditions set forth in this First Supplemental Indenture. The Trustee will not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company, or for or with respect to (1) the validity or sufficiency of this First Supplemental Indenture or any of the terms or provisions hereof, (2) the proper authorization hereof by the Company, (3) the due execution hereof by the Company or (4) the consequences (direct or indirect and whether deliberate or inadvertent) of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters.
Section 1.2        Generally.
The rules of interpretation set forth in the Base Indenture shall be applied hereto as if set forth in full herein.
Section 1.3        Definition of Certain Terms.
Capitalized terms used herein and not otherwise defined herein or amended in Article II hereof shall have the respective meanings ascribed thereto in the Base Indenture.

NY\5744036.6

ARTICLE II
AMENDMENT TO THE BASE INDENTURE
Section 2.1        Amendment to the Definitions.
(a) The definition of “Additional Notes” set forth within the Base Indenture is hereby deleted in its entirety and replaced with the following:
“Additional Notes” means additional Notes (other than the Initial Notes) issued under this Indenture in accordance with Sections 2.02, 2.13 and 4.09 hereof, as part of the same class as the Initial Notes.
(b) The last sentence of the definition of “Indebtedness” set forth within the Base Indenture is hereby deleted in its entirety and replaced with the following:
Indebtedness shall be calculated without giving effect to the effects of ASC 815, Derivatives and Hedging, and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness.
Section 2.2        Amendment to Section 4.09(a)(2).
For the benefit of all Holders, Section 4.09(a)(2) of the Base Indenture is hereby deleted in its entirety and replaced with the following:
(2)     the incurrence by the Company of Indebtedness represented by the Initial Notes and any Additional Notes subsequently issued under this Indenture; provided that (x) the aggregate principal amount of such Indebtedness does not exceed $1.1 billion and (y) no issuance of Additional Notes shall be permitted unless (i) the projected Debt Service Coverage Ratio for each semi-annual period will be at least 1.35 to 1.00 (calculated using one-year P90 production assumptions); (ii) there shall be no Default or Event of Default existing at such time under this Indenture or default or event of default existing at such time under the LC Facility; (iii) the Substantial Completion Date (as defined in the EPC Contract) of the Project is projected to occur on or before December 31, 2016 (as confirmed by the Independent Engineer); (iv) the Independent Engineer shall have certified the projections specified in clause (i) after giving effect to the issuance of such Additional Notes; (v) at least two Rating Agencies shall have affirmed their initial rating of the Notes; and (vi) such issuance of Additional Notes shall be completed prior to the first anniversary of the Commercial Operation Date (as defined in the PPA);

NY\5744036.6

ARTICLE III
TERMS OF THE SERIES B NOTES
Section 3.1        Form and Dating.
The Series B Notes and the Trustee’s certificate of authentication will be substantially in the form of Exhibits A1 and A2 hereto, respectively. As set forth in the Base Indenture, Exhibits A1 and A2 of the Base Indenture shall not apply to the Series B Notes and any reference to Exhibits A1 and A2 in the Base Indenture shall instead be deemed to refer to Exhibits A1 and A2 of this First Supplemental Indenture.
ARTICLE IV
MISCELLANEOUS PROVISIONS
Section 4.1     Headings.
The headings of the Articles and Sections of this First Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.
Section 4.2     Counterpart Originals.
The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
Section 4.3     Severability.
In case any provision in this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
Section 4.4        Successors and Assigns.
All agreements of the Company in this First Supplemental Indenture and the Series B Notes will bind its successors. All agreements of the Trustee in this First Supplemental Indenture will bind its successors. In case any provision in this First Supplemental Indenture or in the Series B Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.
Section 4.5     Governing Law.
THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS FIRST SUPPLEMENTAL INDENTURE AND THE SERIES B NOTES

NY\5744036.6

WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

[signature pages follow]

NY\5744036.6

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year first above written.

SIGNATURES

Dated as of April 15, 2013

TOPAZ SOLAR FARMS LLC, as Issuer

By: /s/ Calvin D. Haack
Name: Calvin D. Haack
Title: Treasurer

THE BANK OF NEW YORK MELLON TRUST

By: /s/ R. Tamas
Name: R. Tamas
Title: Vice President

[SIGNATURE PAGE TO FIRST SUPPLEMENTAL INDENTURE]
NY\5744036.6

[Face of Note]

CUSIP/CINS ____________
4.875% Series B Senior Secured Notes due 2039
No. ___    $____________
TOPAZ SOLAR FARMS LLC
promises to pay to                or registered assigns,
the principal sum of __________________________________________________________ DOLLARS in installments on the dates and in the amounts as set forth in Schedule 1 hereto and made part hereof.
Interest Payment Dates: March 30 and September 30
Record Dates: March 15 and September 15

A1-1
NY\5744036.6

Dated: April __, 2013
TOPAZ SOLAR FARMS LLC

By:
    Name:
    Title:
This is one of the Notes referred to
in the within-mentioned Indenture:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee

By:
    Authorized Signatory

A1-1
NY\5744036.6

[Back of Note]
4.875% Series B Senior Secured Notes due 2039
[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]
[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]
Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
(1)        INTEREST. Topaz Solar Farms LLC, a Delaware limited liability company (the “Company”), promises to pay or cause to be paid interest on the principal amount of this Series B Senior Secured Note (the “Series B Note”) at 4.875% per annum from ________________, ___ until maturity. The Company will pay interest, if any, semi-annually in arrears on March 30 and September 30 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that, if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be _____________, _____. The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at a rate that is 1% higher than the then applicable interest rate on the Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest, if any (without regard to any applicable grace period), at the same rate to the extent lawful.
Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.
(2)        METHOD OF PAYMENT. The Company will pay interest, and will make payments of principal in accordance with Schedule 1 hereto, on the Series B Notes (except defaulted interest), if any, to the Persons who are registered Holders at the close of business on the March 15 or September 15 next preceding the Interest Payment Date, even if such Series B Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, and interest, if any, at the office or agency of the Paying Agent and Registrar within the City and State of New York, or, at the option of the Company, payment of interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of, premium

A1-2
NY\5744036.6

on, if any, and interest, if any, on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent on or before the relevant record date. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
(3)        PAYING AGENT AND REGISTRAR. Initially, The Bank of New York Mellon Trust Company, N.A., the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change the Paying Agent or Registrar without prior notice to the Holders. The Company may act as Paying Agent or Registrar.
(4)        INDENTURE AND SECURITY DOCUMENTS. The Company issued the Notes under an Indenture dated as of February 24, 2012 (the “Base Indenture”) between the Company and the Trustee, as amended and supplemented by the First Supplemental Indenture dated as of April 15, 2013 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and the Trustee. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are secured obligations of the Company, secured on a first priority basis by a security interest in substantially all of the Company’s assets, pursuant to the Security Documents referred to in the Indenture. The aggregate amount of Indebtedness represented by the Initial Notes, the Series B Notes and any Additional Notes subsequently issued under the Indenture may not exceed $1.1 billion.
(5)        OPTIONAL REDEMPTION.
(a)    At any time prior to the Maturity Date the Company will have the right, at its option, to redeem any of the Notes, in whole at any time or in part from time to time prior to their maturity, on at least 30 days’ but not more than 60 days’ notice, at a redemption price equal to the greater of (1) 100% of the principal amount of such Notes and (2) the sum of the present value of each remaining scheduled payment of principal and interest thereon (exclusive of interest accrued to the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points (the “Make-Whole Amount”), plus in each case accrued and unpaid interest, if any, on the principal amount of the Notes up to, but not including, the redemption date (subject to the right of the Holder on the relevant record date to receive interest due on the relevant interest payment date).

A1-3
NY\5744036.6

(b)    Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.
(6)        NOTICE OF REDEMPTION. At least 30 days but not more than 60 days before a redemption date, the Company will mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture pursuant to Articles 8 or 11 thereof. Notes and portions of Notes selected will be in amounts of $100,000 or whole multiples of $1,000 in excess thereof; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder shall be redeemed or purchased.
(7)        NO SINKING FUND. The Company is not required to make sinking fund payments with respect to the Notes.
(8)        CHANGE OF CONTROL REPURCHASE AT THE OPTION OF HOLDER. Upon the occurrence of a Change of Control, each Holder will have the right to require the Company to repurchase all or a portion (equal to $100,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes at a purchase price in cash equal to 101% of the principal amount of such Notes repurchased, plus accrued and unpaid interest, if any, on the Notes repurchased to the date of purchase (the “Change of Control Payment”), (subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date). Within 10 days following either the date upon which a Change of Control has occurred, the Company will send, by first-class mail a notice describing the transaction or transactions that Constitute the Change of Control and setting forth the procedures governing the Change of Control Offer as required by the Indenture.

A1-4
NY\5744036.6

(9)        MANDATORY REDEMPTION.
(a)    If:
(1)    all or a portion of the Project is destroyed, condemned, seized or expropriated,
(2)    the Company receives Loss Proceeds from insurance, indemnification, condemnation or otherwise as a result of such event noted above in excess of an amount equal to $20.0 million, which amount shall have been deposited into the Loss Proceeds Account pursuant to Section 3.10 of the Depositary Agreement; and
(3)    (a) the Company does not submit a Reinvestment Certificate within the later of (i) 90 days of the occurrence of such Loss Event and (ii) 60 days after the Company receives the applicable Loss Proceeds related to such Loss Event (or promptly upon the Company’s determination not to undertake any Restoration Work in connection with such Loss Event), (b) the Company fails to submit an acceptable Reinvestment Plan (as approved by the Independent Engineer) within the same time period set forth in clause (a), (c) the Company fails to undertake any Restoration Work to the extent required in accordance with the applicable Reinvestment Plan, (d) the Company fails to complete such Restoration Work within 270 days following the occurrence of such Loss Event (provided that such period may be extended for an additional 180 days in the event the Company is using commercially reasonable efforts to complete such Restoration Work), or (e) upon completion of such Restoration Work, the amount of excess Loss Proceeds not needed for such purpose is greater than $20.0 million;
then, within five (5) Business Days thereof, or any other applicable event described in Section 3.10 of the Depositary Agreement pursuant to which Loss Proceeds are to be deposited into the Note Redemption Account pursuant to Section 3.10(b)(ii), (iii), (v) or 3.10(c)(ii) of the Depositary Agreement, the Company will direct in writing (which written direction shall specify the amounts of the following transfers) the Depositary Agent to transfer (x) the Note Pro Rata Share of such Loss Proceeds or such excess or remaining Loss Proceeds, as applicable, to the Note Redemption Account and (y) the LC Facility Pro Rata Share (if any) of such Loss Proceeds or such excess or remaining Loss Proceeds, as applicable, to the LC Facility Prepayment Account, which amounts shall be used to redeem the maximum principal amount of Notes in accordance with the provisions set forth in Section 3.09 of the Indenture and, if required, prepay outstanding LC Facility Obligations (plus all accrued interest on the Notes and outstanding LC Facility Obligations and the amount of all fees and expenses, including premiums, if any, incurred in connection therewith) that may be redeemed or prepaid out of such Loss Proceeds or excess or remaining Loss Proceeds, as the case may be. The redemption price in any such redemption will be equal to 100% of the principal amount, plus accrued and unpaid interest, if any, to the date of redemption, subject to the rights of

A1-5
NY\5744036.6

Holders on the relevant record date to receive interest due on the relevant interest payment date, and will be payable in cash.
(b)    If a Title Event occurs, the Company will use Title Event Proceeds to pay or reimburse costs and expenses necessary to remedy the applicable Title Event. Upon the completion of the effort to remedy any Title Event, if the amount of any excess Title Event Proceeds not needed for such purpose is in excess of $20.0 million, the Company will, within five (5) Business Days following its delivery to the Trustee and the Collateral Agent of an Officer’s Certificate certifying, among other things, the result of the effort to remedy such Title Event, direct in writing (which written direction shall specify the amounts of the following transfers) the Depositary Agent to transfer (x) the Note Pro Rata Share of such excess Title Event Proceeds to the Note Redemption Account and (y) the LC Facility Pro Rata Share (if any) of such excess Title Event Proceeds to the LC Facility Prepayment Account, which amounts shall be used to redeem the maximum principal amount of the Notes in accordance with the provisions set forth in Section 3.09 of the Indenture and, if required, prepay outstanding LC Facility Obligations (plus all accrued interest on the Notes and outstanding LC Facility Obligations and the amount of all fees and expenses, including premiums, incurred in connection therewith) that may be redeemed or prepaid out of such excess Title Event Proceeds. The redemption price in any such redemption will be equal to 100% of the principal amount, plus accrued and unpaid interest, if any, to the date of redemption, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date, and will be payable in cash.
(c) If:
(1)     The Company receives any Performance LD Proceeds in excess of $20.0 million; and
(2)(a)     the Company does not submit a Reinvestment Certificate within the 60 days after it receives such Performance LD Proceeds (or promptly upon the Company’s determination not to undertake any Performance LD Reinvestment Work with such Performance LD Proceeds), (b) the Company fails to submit an acceptable Reinvestment Plan (as approved by the Independent Engineer) within the same time period set forth in clause (a), (c) the Company fails to complete such Performance LD Reinvestment Work within 90 days following the receipt of such Performance LD Proceeds (provided that such period may be extended for an additional 60 days if the Company is using commercially reasonable efforts to complete such Performance LD Reinvestment Work), or (d) upon completion of any Performance LD Reinvestment Work, the amount of excess Performance LD Proceeds not needed for such purpose is greater than $20.0 million;
then, within five (5) Business Days thereof or any other applicable event described in Section 3.11 of the Depositary Agreement pursuant to which Performance LD Proceeds are to be deposited into the Note Redemption Account pursuant to Section 3.11(b)(ii), (iv)

A1-6
NY\5744036.6

or (vi) of the Depositary Agreement, the Company will direct in writing (which written direction shall specify the amounts of the following transfers) the Depositary Agent to transfer (x) the Note Pro Rata Share of such Performance LD Proceeds or such excess or remaining Performance LD Proceeds, as applicable, to the Note Redemption Account and (y) the LC Facility Pro Rata Share (if any) of such Performance LD Proceeds or excess or remaining Performance LD Proceeds, as applicable, to the LC Facility Prepayment Account, which amounts shall be used to redeem the maximum principal amount of Notes in accordance with the provisions set forth in Section 3.09 of the Indenture and, if required, prepay outstanding LC Facility Obligations (plus all accrued interest on the Notes and outstanding LC Facility Obligations and the amount of all fees and expenses, including premiums, if any, incurred in connection therewith) that may be redeemed or prepaid out of such Performance LD Proceeds or excess or remaining Performance LD Proceeds, as the case may be. The redemption price in any such redemption will be equal to 100% of the principal amount, plus accrued and unpaid interest, if any, to the date of redemption, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date, and will be payable in cash.
Notwithstanding the foregoing, if on the Commercial Operation Date, the Project is capable of generating at least 500MW of electricity, the Company shall not be obligated to make such Mandatory Redemption or prepayment otherwise required pursuant to this clause (c) if it instead elects to be subject to the provisions of a Permitted Capacity Reduction, including the mandatory redemption required thereunder.
(d)    If:
(1) The Company receives any Project Contract Termination Proceeds in excess of $20.0 million; and
(2)(a) the Company does not submit a Reinvestment Certificate within 60 days after it receives such Project Contract Termination Proceeds (or promptly upon the Company’s determination not to undertake any Project Contract Replacement Work with such Project Contract Termination Proceeds) or (b) upon completion of such Project Contract Replacement Work, the amount of excess Project Contract Termination Proceeds not needed for such purposes is greater than $20.0 million;
then, within five (5) Business Days thereof or any other applicable event described in Section 3.11 of the Depositary Agreement pursuant to which Project Contract Termination Proceeds are deposited into the Note Redemption Account pursuant to Section 3.11(c)(ii) or (iv) of the Depositary Agreement, the Company will direct in writing (which written direction shall specify the amounts of the following transfers) the Depositary Agent to transfer (x) the Note Pro Rata Share of such Project Contract Termination Proceeds or such excess Project Contract Termination Proceeds, as applicable, to the Note Redemption Account and (y) the LC Facility Pro Rata Share (if any) of such Project Contract Termination Proceeds or such excess Project Contract Termination Proceeds, as applicable, to the LC Facility Prepayment Account, which

A1-7
NY\5744036.6

amounts shall be used to redeem the maximum principal amount of Notes in accordance with the provisions set forth under Section 3.09 of the Indenture and, if required, prepay outstanding LC Facility Obligations (plus all accrued interest on the Notes and outstanding LC Facility Obligations and the amount of all fees and expenses, including premiums, if any, incurred in connection therewith) that may be prepaid or redeemed out of such Project Contract Termination Proceeds or excess Project Contract Termination Proceeds, as the case may be. The redemption price in any such redemption will be equal to 100% of the principal amount, plus accrued and unpaid interest, if any, to the date of redemption, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date, and will be payable in cash.
(e)    In the event that, on any Quarterly Date, the conditions for making a Restricted Payment are not satisfied, remaining monies in the Distribution Suspense Account will not, except as indicated in the following sentences, be distributed therefrom until the conditions for making a Restricted Payment are satisfied. If such amounts have been on deposit in the Distribution Suspense Account longer than four consecutive Quarterly Dates and the Company has not been permitted to make a Restricted Payment because the conditions for making such Restricted Payment have not been satisfied, within five Business Days following the fourth consecutive Quarterly Date (subject to extension in accordance with the following sentence), the Company will direct in writing (which written direction shall specify the amounts of the following transfers) the Depositary Agent to transfer (x) the Note Pro Rata Share of such remaining monies to the Note Redemption Account and (y) the LC Facility Pro Rata Share (if any) of such remaining monies to the LC Facility Prepayment Account, which amounts shall be used to redeem the maximum principal amount of Notes in accordance with the provisions set forth in Section 3.09 of the Indenture and, if required, prepay outstanding LC Facility Obligations (plus all accrued interest on the Notes and outstanding LC Facility Obligations and the amount of all fees and expenses, including premiums, incurred in connection therewith) that may be prepaid or redeemed out of such amounts remaining in the Distribution Suspense Account, provided that the Company shall be entitled to request that any such amounts may be applied instead to the payment of Project Costs, operating expenses or other transaction costs, subject to the Collateral Agent’s prior written consent, not to be unreasonably withheld. In the event that the sole reason for the failure to satisfy the Distribution Conditions as of such Quarterly Date is the result of the failure to satisfy the historical Debt Service Coverage Ratio test contemplated in clause (e) of the definition of Distribution Conditions, the four consecutive Quarterly Date period specified above may be extended for up to four additional consecutive Quarterly Dates (“Extended Quarterly Dates”), and the funds shall be held in a sub-account in the Distribution Suspense Account so long as all Distribution Conditions are not met on each Extended Quarterly Date. In the event of a failure to meet all Distribution Conditions on any Extended Quarterly Date, all such funds on deposit in such sub-account shall be subject to the Mandatory Redemption and prepayment provisions set forth in Section 4.44 of the Indenture. On any Extended Quarterly Date on which all Distribution Conditions are met, the funds relating to that Quarterly Date may be released (but not the funds in the aforementioned sub-account, which may only be released after four

A1-8
NY\5744036.6

consecutive Extended Quarterly Dates in which all Distributions Conditions are met). The redemption price in any such redemption will be equal to 100% of the principal amount, plus accrued and unpaid interest, if any, to the date of redemption, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date, and will be payable in cash.
(f)    In the event of any reduction of Project capacity as a result of the Adjusted Energy Performance Test under the EPC Contract or in the event of the occurrence at the Commercial Operation Date of any situation that would otherwise require a Mandatory Redemption pursuant to Section 4.42 of the Indenture, the Project capacity may be reduced on such date in accordance with the terms of the EPC Contract (including in respect of the “Adjusted Energy Performance Test”, as defined therein) and the PPA or as otherwise set forth herein and no breach or default under the Financing Documents or any relevant Major Project Contract shall be deemed to have occurred as a result of such reduction or the events giving rise thereto; provided, that, (a) within 30 days after the effective date of such reduction, the Company shall have delivered to the Collateral Agent and the Independent Engineer a certificate setting forth the aggregate principal amount of Notes (“Adjusted Senior Note Amount”) that could have been issued if such Notes had originally been issued with respect to the Project at such reduced capacity, provided that the projected Debt Service Coverage Ratio for each semi-annual period during the projected period calculated after giving effect to such Project capacity reduction and the Adjusted Senior Note Amount, shall equal or exceed the projected minimum Debt Service Coverage Ratios set forth in the Base Case Projections (as certified by the Independent Engineer), (b) within 60 days after the Company’s delivery of the certificate set forth in clause (a), the Company shall have redeemed Notes in the aggregate principal amount, if any, by which the then aggregate outstanding principal amount of Notes exceeds the Adjusted Senior Note Amount (the “Capacity Reduction Payment”), at a price equal to par, plus accrued and unpaid interest to the date of such redemption, if any, without premium or penalty, in accordance with the provisions set forth in Section 3.09 of the Indenture, (c) the Major Project Contracts otherwise remain in effect with respect to the Project at such reduced capacity, (d) if applicable, all liquidated damages or other payments required to be paid by the EPC Contractor under the EPC Contract in respect of such reduction in capacity have been paid or an equal amount has been contributed as equity to the Company by an Affiliate and (e) if applicable, all payments required to be paid by the Company under the PPA have been paid.
(10)        DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form in denominations of $100,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. Holders will be required to pay all taxes due upon transfer, unless the Company or any of its Affiliates is a party to the transfer. The Company need not exchange or register the transfer of any Note

A1-9
NY\5744036.6

or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the next succeeding Interest Payment Date.
(11)        PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as the owner of it for all purposes. Only registered Holders have rights under the Indenture.
(12)        AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes including Additional Notes, if any, voting as a single class, and any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium on, if any, or interest, if any, on the Notes, except a payment default resulting from accumulation that has been cured) or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes including Additional Notes, if any, voting as a single class. Without the consent of any Holder, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company’s obligations to Holders by a successor to the Company pursuant to the Indenture, to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the Indenture of any Holder, to conform the text of the Indenture, the Notes, or the Security Documents to any provision of the “Description of the Notes” section of the Company’s Offering Memorandum relating to the initial offering of the Notes, to enter into additional or supplemental Security Documents, to release Collateral in accordance with the terms of the Indenture and the Security Documents, to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture or to evidence the succession of a new Trustee under the Indenture.
(13)        DEFAULTS AND REMEDIES. Each of the following is an Events of Default: (i) the Company fails to pay interest on any Note in accordance with the terms of this Indenture within five days after the same becomes due and payable; the Company fails to pay any principal or premium, if any, on any Note after the same becomes due and payable, whether by scheduled maturity, redemption, acceleration or otherwise, or the Company fails to offer to redeem or purchase the Notes when required to do so pursuant to Sections 3.09, 3.10, 3.11, 4.15, 4.40, 4.41, 4.42, 4.43 or 4.44 of the Indenture; (iii) the Company fails to perform or observe any of the other covenants under the Indenture or any Security Document

A1-10
NY\5744036.6

(other than, in the case of any Security Document, covenants, the breach of which would not reasonably be expected to result in a Material Adverse Effect) and not otherwise specifically provided for elsewhere in the Indenture and does not cure such failure within 30 days after the earlier of its receipt of notice by the Trustee or the Holders of at least 25% of aggregate principal amount of the Notes then outstanding as a single class and its Actual Knowledge thereof; provided that such grace period may be extended to 90 days if the Company is taking action reasonably likely to cure such failure to perform; (iv) the Company is involved in a Bankruptcy Event; (v) the Company shall (a) default in the payment of any principal, interest or other amount when due and the expiration of any applicable grace period, whether by acceleration or otherwise, in respect of any Obligations under the LC Facility or the Replacement LC Facility in principal amount of $10.0 million or more or (b) default in the performance or observance of any obligation or condition with respect to any other Indebtedness in an aggregate principal amount of $25.0 million or more and the effect of such default is to cause the acceleration of such amounts prior to scheduled maturity; (vi) a final judgment or judgments for the payment of money exceeding $25.0 million in the aggregate that are not covered by available insurance as acknowledged in writing by the provider of such insurance or as certified to the Trustee by an insurance consultant shall be entered against the Company by one or more courts, administrative tribunals or other bodies having jurisdiction over the Company and the same is not paid, discharged or stayed, or for which no bond is posted, for a period of 90 consecutive days after its entry; (vii) the occurrence of an Event of Abandonment continues for more than 30 consecutive days; (viii) subject to clause (ix) below, an event of default shall have occurred under any Material Project Contract other than the PPA that could reasonably be expected to have a Material Adverse Effect and such event of default shall continue unremedied for a period equal to 60 days; provided, however, that (a) if (1) such event of default cannot be cured with such 60-day period, (2) such event of default is reasonably susceptible of cure within 120 days from such event of default, (3) the defaulting party is proceeding with all requisite diligence and in good faith to cure such failure, (4) such breach or default is the subject of a good faith dispute between the parties (and such parties are utilizing the appropriate dispute resolution procedures set forth in such Major Project Contract) and (5) an extension of such 60-day cure could not reasonably be expected to have a Material Adverse Effect, then the time within which such failure may be cured shall be extended to such date, not to exceed 90 days after the end of the initial 60-day period (for a total of 150 days), as shall be necessary for such party diligently to cure such failure; provided further, however, that notwithstanding the foregoing, the Company may replace a Material Project Contract other than the PPA with a Replacement Project Contract within 120 days; (ix) (A) notwithstanding clause (viii) above, any Major Project Contract other than the PPA shall terminate or otherwise cease to be valid and binding on any party thereto (except upon expiration in accordance with its terms or full performance by such party of its obligations thereunder and other than a

A1-11
NY\5744036.6

termination of one or more LGIAs or the termination of the EPC Contract in connection with which the Company shall have complied with the provisions of Section 3.10 hereof) unless (1) the Company replaces such Major Project Contract with a Replacement Project Contract within 120 days after such termination or cessation and (2) the Company shall have fully satisfied all of its obligations arising out of such termination or cessation within such 120-day period or (B) any Permit necessary to operate the Project substantially in accordance with the Project Contracts has been revoked or withdrawn where such revocation or withdrawal would reasonably be expected to have a Material Adverse Effect and no replacement Permit has been obtained within 60 days of such revocation or withdrawal; provided that if such replacement Permit cannot be obtained within such 60-day period then the time within which such replacement Permit may be obtained shall be extended to such date, not to exceed 30 days after the end of the initial 60-day period (for a total of 90 days) as long as diligent efforts are undertaken to obtain such replacement Permit; (x) subject to clause (xi) below, an event of default shall have occurred under the PPA that could reasonably be expected to have a Material Adverse Effect and such event of default shall continue unremedied for a period equal to 30 days; provided, however, that (a) if (1) such event of default cannot be cured with such 30-day period, (2) such event of default is reasonably susceptible of cure within 90 days from such event of default, (3) the defaulting party is proceeding with all requisite diligence and in good faith to cure such failure, (4) such breach or default is the subject of a good faith dispute between the parties (and such parties are utilizing the appropriate dispute resolution procedures set forth in the PPA) and (5) an extension of such 30-day cure could not reasonably be expected to have a Material Adverse Effect, then the time within which such failure may be cured shall be extended to such date, not to exceed 60 days after the end of the initial 30-day period (for a total of 90 days), as shall be necessary for such party diligently to cure such failure; provided further, however, that notwithstanding the foregoing, the Company may replace the PPA with a Replacement Project Contract within 90 days; (xi) notwithstanding clause (x) above, the PPA shall terminate or otherwise cease to be valid and binding on any party thereto (except upon expiration in accordance with its terms or full performance by such party of its obligations thereunder) unless (a) the Company replaces the PPA with a Replacement Project Contract within 90 days after such termination or cessation and (b) the Company shall have fully satisfied all of its obligations arising out of such termination or cessation within such 90-day period; (xii) the Lien contained in the Indenture or any of the Security Documents ceases to be effective to grant a perfected Lien to the Collateral Agent on any material portion of the Collateral described therein with the priority purported to be created thereby and such effectiveness and perfection priority is not reinstated or the Company has not posted cash collateral to the Collateral Agent equal to the replacement value thereof, in each case within 30 days after the time of discovery thereof by the Company, except to the extent that any such loss of effectiveness results from the failure of the Collateral Agent to maintain

A1-12
NY\5744036.6

possession of certificates actually delivered to it representing securities pledged under the Security Documents; (xiii) the Indenture or any Security Document is declared unenforceable by a Governmental Authority having jurisdiction over any party thereto or the subject matter thereof; (xiv) if, at any time following delivery by the Company of an ERISA Notice, (a) any Plan fails to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under Section 412 of the Code, (b) a notice of intent to terminate any Plan is or is reasonably expected to be filed with the PBGC or the PBGC institutes proceedings under Section 4042 of ERISA to terminate or appoint a trustee to administer any Plan or the PBGC notifies the Company that a Plan may become a subject of any such proceedings, (c) the aggregate “amount of unfunded benefit liabilities” (within the meaning of Section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, exceeds $10.0 million, (d) the Company incurs or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (e) the Company withdraws from any Multiemployer Plan in a complete withdrawal or a partial withdrawal, or (f) the Company establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company thereunder; and any such event or events described in sub-clauses (xiv)(a) through (f) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect; (xv) (a) failure by the Sponsor to contribute the Equity Contribution Amount when due and such failure continues for five Business Days or (b) the Sponsor fails to provide credit support for the obligations under the Equity Contribution Agreement, if required, and such failure continues for 30 days; and (xvi) failure to complete construction of generation capacity of at least 500 MW on or before the Outside Completion Date (as defined in the PPA).
In the case of an Event of Default arising from a Bankruptcy Event with respect to the Company, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may require the Trustee to declare all the Notes to be due and payable immediately. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, premium, if any, or interest, if any,) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of all the Holders, rescind an

A1-13
NY\5744036.6

acceleration or waive an existing Default or Event of Default and its respective consequences under the Indenture except a continuing Default or Event of Default in the payment of principal of, premium on, if any, or interest, if any, on, the Notes (including in connection with an offer to purchase). The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.
(14)        TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.
(15)        NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator or equityholder of the Company (including any owner of any membership interest in the Company), as such, will have any liability for any obligations of the Company under the Notes, the Indenture, the Security Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws
(16)        AUTHENTICATION. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.
(17)        ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
(18)        CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

A1-14
NY\5744036.6

(19)        GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE AND THIS NOTE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:
Topaz Solar Farms LLC
10400 Helios Way
Santa Margarita, CA 93453
Facsimile No.: (515) 242-3084
Attention: General Counsel

A1-15
NY\5744036.6

ASSIGNMENT FORM

To assign this Note, fill in the form below:
(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:
Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A1-16
NY\5744036.6

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.15 of the Indenture, check the box below:

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.15 of the Indenture, state the amount you elect to have purchased:

$

Date:
Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A1-17
NY\5744036.6

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE *
The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

*    This schedule should be included only if the Note is issued in global form.

A1-18
NY\5744036.6

SCHEDULE 1
SCHEDULE OF PRINCIPAL PAYMENTS
The principal of the Series B Notes will be payable in semi-annual installments, commencing September 30, 2015, pro rata to the registered Holders thereof in accordance with the following schedule:

Payment Date	Percentage of Original Principal Amount Payable	Payment Date	Percentage of Original Principal Amount Payable
September 30, 2015	3.0978%	March 30, 2028	1.3389%
March 30, 2016	1.5548%	September 30, 2028	2.6387%
September 30, 2016	3.1436%	March 30, 2029	1.3276%
March 30, 2017	1.6009%	September 30, 2029	2.5979%
September 30, 2017	3.1075%	March 30, 2030	1.3146%
March 30, 2018	1.5781%	September 30, 2030	2.5555%
September 30, 2018	3.1360%	March 30, 2031	1.2998%
March 30, 2019	1.6211%	September 30, 2031	2.5112%
September 30, 2019	3.1636%	March 30, 2032	1.2832%
March 30, 2020	1.6775%	September 30, 2032	2.4650%
September 30, 2020	2.8014%	March 30, 2033	1.2647%
March 30, 2021	1.3109%	September 30, 2033	2.4171%
September 30, 2021	2.8199%	March 30, 2034	1.2444%
March 30, 2022	1.3293%	September 30, 2034	2.3671%
September 30, 2022	2.7548%	March 30, 2035	1.1803%
March 30, 2023	1.3149%	September 30, 2035	2.1804%
September 30, 2023	2.7718%	March 30, 2036	1.1015%
March 30, 2024	1.3492%	September 30, 2036	2.2548%
September 30, 2024	2.7764%	March 30, 2037	1.1644%
March 30, 2025	1.3213%	September 30, 2037	2.1975%
September 30, 2025	2.6204%	March 30, 2038	1.1345%
March 30, 2026	1.2651%	September 30, 2038	2.1377%
September 30, 2026	2.7153%	March 30, 2039	1.1134%
March 30, 2027	1.3486%	September 30, 2039	4.0518%
September 30, 2027	2.6778%

This Schedule 1 shall be adjusted in the event of any redemption or purchase of the Series B Notes in part.

A1-19
NY\5744036.6

[Face of Regulation S Temporary Global Note]

CUSIP/CINS __________
4.875% Series B Senior Secured Notes due 2039
No. ___    $__________
TOPAZ SOLAR FARMS LLC
promises to pay to __________ or registered assigns,
the principal sum of __________________________________________________________ DOLLARS in installments on the dates and in the amounts as set forth in Schedule 1 hereto and made part hereof.
Interest Payment Dates: March 30 and September 30
Record Dates: March 15 and September 15

A2-1
NY\5744036.6

Dated: April __, 2013
TOPAZ SOLAR FARMS LLC

By:
    Name:
    Title:
This is one of the Notes referred to
in the within-mentioned Indenture:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee

By:
    Authorized Signatory

A2-2
NY\5744036.6

[Back of Regulation S Temporary Global Note]
4.875% Series B Senior Secured Notes due 2039
[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]
[Insert the Regulation S Temporary Global Note Legend, if applicable pursuant provisions of the Indenture]
[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]
Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
(1)     INTEREST. Topaz Solar Farms LLC, a Delaware limited liability company (the “Company”), promises to pay or cause to be paid interest on the principal amount of this Series B Senior Secured Note (the “Series B Note”) at 4.875% per annum from ________________, ___ until maturity. The Company will pay interest, if any, semi-annually in arrears on March 30 and September 30 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that, if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be _____________, _____. The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at a rate that is 1% higher than the then applicable interest rate on the Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest, if any (without regard to any applicable grace period), at the same rate to the extent lawful.
Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.
(2)        METHOD OF PAYMENT. The Company will pay interest, and will make payments of principal in accordance with Schedule 1 hereto, on the Series B Notes (except defaulted interest), if any, to the Persons who are registered Holders at the close of business on the March 15 or September 15 next preceding the Interest Payment Date, even if such Series B Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, and interest, if any, at the office or agency of the Paying Agent and Registrar within the City and State of New York, or, at

A2-3
NY\5744036.6

the option of the Company, payment of interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of, premium on, if any, and interest, if any, on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent on or before the relevant record date. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
(3)        PAYING AGENT AND REGISTRAR. Initially, The Bank of New York Mellon Trust Company, N.A., the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change the Paying Agent or Registrar without prior notice to the Holders. The Company may act as Paying Agent or Registrar.
(4)        INDENTURE AND SECURITY DOCUMENTS. The Company issued the Notes under an Indenture dated as of February 24, 2012 (the “Base Indenture”) between the Company and the Trustee, as amended and supplemented by the First Supplemental Indenture dated as of April 15, 2013 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and the Trustee. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are secured obligations of the Company, secured on a first priority basis by a security interest in substantially all of the Company’s assets, pursuant to the Security Documents referred to in the Indenture. The aggregate amount of Indebtedness represented by the Initial Notes, the Series B Notes and any Additional Notes subsequently issued under the Indenture may not exceed $1.1 billion.
(5)        OPTIONAL REDEMPTION.
(a)    At any time prior to the Maturity Date the Company will have the right, at its option, to redeem any of the Notes, in whole at any time or in part from time to time prior to their maturity, on at least 30 days’ but not more than 60 days’ notice, at a redemption price equal to the greater of (1) 100% of the principal amount of such Notes and (2) the sum of the present value of each remaining scheduled payment of principal and interest thereon (exclusive of interest accrued to the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points (the “Make-Whole Amount”), plus in each case accrued and unpaid interest, if any, on the principal amount of the Notes up to,

A2-4
NY\5744036.6

but not including, the redemption date (subject to the right of the Holder on the relevant record date to receive interest due on the relevant interest payment date).
(b)    Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.
(6)        NOTICE OF REDEMPTION. At least 30 days but not more than 60 days before a redemption date, the Company will mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture pursuant to Articles 8 or 11 thereof. Notes and portions of Notes selected will be in amounts of $100,000 or whole multiples of $1,000 in excess thereof; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder shall be redeemed or purchased.
(7)        NO SINKING FUND. The Company is not required to make sinking fund payments with respect to the Notes.
(8)        CHANGE OF CONTROL REPURCHASE AT THE OPTION OF HOLDER. Upon the occurrence of a Change of Control, each Holder will have the right to require the Company to repurchase all or a portion (equal to $100,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes at a purchase price in cash equal to 101% of the principal amount of such Notes repurchased, plus accrued and unpaid interest, if any, on the Notes repurchased to the date of purchase (the “Change of Control Payment”), (subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date). Within 10 days following either the date upon which a Change of Control has occurred, the Company will send, by first-class mail a notice describing the transaction or transactions that Constitute the Change of Control and setting forth the procedures governing the Change of Control Offer as required by the Indenture.
(9)        MANDATORY REDEMPTION.
(a)    If:
(1)    all or a portion of the Project is destroyed, condemned, seized or expropriated,
(2)    the Company receives Loss Proceeds from insurance, indemnification, condemnation or otherwise as a result of such event noted above in excess of an amount equal to $20.0 million, which amount shall have been

A2-5
NY\5744036.6

deposited into the Loss Proceeds Account pursuant to Section 3.10 of the Depositary Agreement; and
(3)    (a) the Company does not submit a Reinvestment Certificate within the later of (i) 90 days of the occurrence of such Loss Event and (ii) 60 days after the Company receives the applicable Loss Proceeds related to such Loss Event (or promptly upon the Company’s determination not to undertake any Restoration Work in connection with such Loss Event), (b) the Company fails to submit an acceptable Reinvestment Plan (as approved by the Independent Engineer) within the same time period set forth in clause (a), (c) the Company fails to undertake any Restoration Work to the extent required in accordance with the applicable Reinvestment Plan, (d) the Company fails to complete such Restoration Work within 270 days following the occurrence of such Loss Event (provided that such period may be extended for an additional 180 days in the event the Company is using commercially reasonable efforts to complete such Restoration Work), or (e) upon completion of such Restoration Work, the amount of excess Loss Proceeds not needed for such purpose is greater than $20.0 million;
then, within five (5) Business Days thereof, or any other applicable event described in Section 3.10 of the Depositary Agreement pursuant to which Loss Proceeds are to be deposited into the Note Redemption Account pursuant to Section 3.10(b)(ii), (iii), (v) or 3.10(c)(ii) of the Depositary Agreement, the Company will direct in writing (which written direction shall specify the amounts of the following transfers) the Depositary Agent to transfer (x) the Note Pro Rata Share of such Loss Proceeds or such excess or remaining Loss Proceeds, as applicable, to the Note Redemption Account and (y) the LC Facility Pro Rata Share (if any) of such Loss Proceeds or such excess or remaining Loss Proceeds, as applicable, to the LC Facility Prepayment Account, which amounts shall be used to redeem the maximum principal amount of Notes in accordance with the provisions set forth in Section 3.09 of the Indenture and, if required, prepay outstanding LC Facility Obligations (plus all accrued interest on the Notes and outstanding LC Facility Obligations and the amount of all fees and expenses, including premiums, if any, incurred in connection therewith) that may be redeemed or prepaid out of such Loss Proceeds or excess or remaining Loss Proceeds, as the case may be. The redemption price in any such redemption will be equal to 100% of the principal amount, plus accrued and unpaid interest, if any, to the date of redemption, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date, and will be payable in cash.
(b)    If a Title Event occurs, the Company will use Title Event Proceeds to pay or reimburse costs and expenses necessary to remedy the applicable Title Event. Upon the completion of the effort to remedy any Title Event, if the amount of any excess Title Event Proceeds not needed for such purpose is in excess of $20.0 million, the Company will, within five (5) Business Days following its delivery to the Trustee and the Collateral Agent of an Officer’s Certificate certifying, among other things, the result of the effort to

A2-6
NY\5744036.6

remedy such Title Event, direct in writing (which written direction shall specify the amounts of the following transfers) the Depositary Agent to transfer (x) the Note Pro Rata Share of such excess Title Event Proceeds to the Note Redemption Account and (y) the LC Facility Pro Rata Share (if any) of such excess Title Event Proceeds to the LC Facility Prepayment Account, which amounts shall be used to redeem the maximum principal amount of the Notes in accordance with the provisions set forth in Section 3.09 of the Indenture and, if required, prepay outstanding LC Facility Obligations (plus all accrued interest on the Notes and outstanding LC Facility Obligations and the amount of all fees and expenses, including premiums, incurred in connection therewith) that may be redeemed or prepaid out of such excess Title Event Proceeds. The redemption price in any such redemption will be equal to 100% of the principal amount, plus accrued and unpaid interest, if any, to the date of redemption, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date, and will be payable in cash.
(c) If:
(1)     The Company receives any Performance LD Proceeds in excess of $20.0 million; and
(2)(a)     the Company does not submit a Reinvestment Certificate within the 60 days after it receives such Performance LD Proceeds (or promptly upon the Company’s determination not to undertake any Performance LD Reinvestment Work with such Performance LD Proceeds), (b) the Company fails to submit an acceptable Reinvestment Plan (as approved by the Independent Engineer) within the same time period set forth in clause (a), (c) the Company fails to complete such Performance LD Reinvestment Work within 90 days following the receipt of such Performance LD Proceeds (provided that such period may be extended for an additional 60 days if the Company is using commercially reasonable efforts to complete such Performance LD Reinvestment Work), or (d) upon completion of any Performance LD Reinvestment Work, the amount of excess Performance LD Proceeds not needed for such purpose is greater than $20.0 million;
then, within five (5) Business Days thereof or any other applicable event described in Section 3.11 of the Depositary Agreement pursuant to which Performance LD Proceeds are to be deposited into the Note Redemption Account pursuant to Section 3.11(b)(ii), (iv) or (vi) of the Depositary Agreement, the Company will direct in writing (which written direction shall specify the amounts of the following transfers) the Depositary Agent to transfer (x) the Note Pro Rata Share of such Performance LD Proceeds or such excess or remaining Performance LD Proceeds, as applicable, to the Note Redemption Account and (y) the LC Facility Pro Rata Share (if any) of such Performance LD Proceeds or excess or remaining Performance LD Proceeds, as applicable, to the LC Facility Prepayment Account, which amounts shall be used to redeem the maximum principal amount of Notes in accordance with the provisions set forth in Section 3.09 of the Indenture and, if

A2-7
NY\5744036.6

required, prepay outstanding LC Facility Obligations (plus all accrued interest on the Notes and outstanding LC Facility Obligations and the amount of all fees and expenses, including premiums, if any, incurred in connection therewith) that may be redeemed or prepaid out of such Performance LD Proceeds or excess or remaining Performance LD Proceeds, as the case may be. The redemption price in any such redemption will be equal to 100% of the principal amount, plus accrued and unpaid interest, if any, to the date of redemption, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date, and will be payable in cash.
Notwithstanding the foregoing, if on the Commercial Operation Date, the Project is capable of generating at least 500MW of electricity, the Company shall not be obligated to make such Mandatory Redemption or prepayment otherwise required pursuant to this clause (c) if it instead elects to be subject to the provisions of a Permitted Capacity Reduction, including the mandatory redemption required thereunder.
(d)    If:
(1) The Company receives any Project Contract Termination Proceeds in excess of $20.0 million; and
(2)(a) the Company does not submit a Reinvestment Certificate within 60 days after it receives such Project Contract Termination Proceeds (or promptly upon the Company’s determination not to undertake any Project Contract Replacement Work with such Project Contract Termination Proceeds) or (b) upon completion of such Project Contract Replacement Work, the amount of excess Project Contract Termination Proceeds not needed for such purposes is greater than $20.0 million;
then, within five (5) Business Days thereof or any other applicable event described in Section 3.11 of the Depositary Agreement pursuant to which Project Contract Termination Proceeds are deposited into the Note Redemption Account pursuant to Section 3.11(c)(ii) or (iv) of the Depositary Agreement,, the Company will direct in writing (which written direction shall specify the amounts of the following transfers) the Depositary Agent to transfer (x) the Note Pro Rata Share of such Project Contract Termination Proceeds or such excess Project Contract Termination Proceeds, as applicable, to the Note Redemption Account and (y) the LC Facility Pro Rata Share (if any) of such Project Contract Termination Proceeds or such excess Project Contract Termination Proceeds, as applicable, to the LC Facility Prepayment Account, which amounts shall be used to redeem the maximum principal amount of Notes in accordance with the provisions set forth under Section 3.09 of the Indenture and, if required, prepay outstanding LC Facility Obligations (plus all accrued interest on the Notes and outstanding LC Facility Obligations and the amount of all fees and expenses, including premiums, if any, incurred in connection therewith) that may be prepaid or redeemed out of such Project Contract Termination Proceeds or excess Project Contract Termination Proceeds, as the case may be. The redemption price in any such redemption will be equal to 100% of the principal amount, plus accrued and unpaid interest, if any, to the date of

A2-8
NY\5744036.6

redemption, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date, and will be payable in cash.
(e)    In the event that, on any Quarterly Date, the conditions for making a Restricted Payment are not satisfied, remaining monies in the Distribution Suspense Account will not, except as indicated in the following sentences, be distributed therefrom until the conditions for making a Restricted Payment are satisfied. If such amounts have been on deposit in the Distribution Suspense Account longer than four consecutive Quarterly Dates and the Company has not been permitted to make a Restricted Payment because the conditions for making such Restricted Payment have not been satisfied, within five Business Days following the fourth consecutive Quarterly Date (subject to extension in accordance with the following sentence), the Company will direct in writing (which written direction shall specify the amounts of the following transfers) the Depositary Agent to transfer (x) the Note Pro Rata Share of such remaining monies to the Note Redemption Account and (y) the LC Facility Pro Rata Share (if any) of such remaining monies to the LC Facility Prepayment Account, which amounts shall be used to redeem the maximum principal amount of Notes in accordance with the provisions set forth in Section 3.09 of the Indenture and, if required, prepay outstanding LC Facility Obligations (plus all accrued interest on the Notes and outstanding LC Facility Obligations and the amount of all fees and expenses, including premiums, incurred in connection therewith) that may be prepaid or redeemed out of such amounts remaining in the Distribution Suspense Account, provided that the Company shall be entitled to request that any such amounts may be applied instead to the payment of Project Costs, operating expenses or other transaction costs, subject to the Collateral Agent’s prior written consent, not to be unreasonably withheld. In the event that the sole reason for the failure to satisfy the Distribution Conditions as of such Quarterly Date is the result of the failure to satisfy the historical Debt Service Coverage Ratio test contemplated in clause (e) of the definition of Distribution Conditions, the four consecutive Quarterly Date period specified above may be extended for up to four additional consecutive Quarterly Dates (“Extended Quarterly Dates”), and the funds shall be held in a sub-account in the Distribution Suspense Account so long as all Distribution Conditions are not met on each Extended Quarterly Date. In the event of a failure to meet all Distribution Conditions on any Extended Quarterly Date, all such funds on deposit in such sub-account shall be subject to the Mandatory Redemption and prepayment provisions set forth in Section 4.44 of the Indenture. On any Extended Quarterly Date on which all Distribution Conditions are met, the funds relating to that Quarterly Date may be released (but not the funds in the aforementioned sub-account, which may only be released after four consecutive Extended Quarterly Dates in which all Distributions Conditions are met). The redemption price in any such redemption will be equal to 100% of the principal amount, plus accrued and unpaid interest, if any, to the date of redemption, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date, and will be payable in cash.

A2-9
NY\5744036.6

(f)    In the event of any reduction of Project capacity as a result of the Adjusted Energy Performance Test under the EPC Contract or in the event of the occurrence at the Commercial Operation Date of any situation that would otherwise require a Mandatory Redemption pursuant to Section 4.42 of the Indenture, the Project capacity may be reduced on such date in accordance with the terms of the EPC Contract (including in respect of the “Adjusted Energy Performance Test”, as defined therein) and the PPA or as otherwise set forth herein and no breach or default under the Financing Documents or any relevant Major Project Contract shall be deemed to have occurred as a result of such reduction or the events giving rise thereto; provided, that, (a) within 30 days after the effective date of such reduction, the Company shall have delivered to the Collateral Agent and the Independent Engineer a certificate setting forth the aggregate principal amount of Notes (“Adjusted Senior Note Amount”) that could have been issued if such Notes had originally been issued with respect to the Project at such reduced capacity, provided that the projected Debt Service Coverage Ratio for each semi-annual period during the projected period calculated after giving effect to such Project capacity reduction and the Adjusted Senior Note Amount, shall equal or exceed the projected minimum Debt Service Coverage Ratios set forth in the Base Case Projections (as certified by the Independent Engineer), (b) within 60 days after the Company’s delivery of the certificate set forth in clause (a), the Company shall have redeemed Notes in the aggregate principal amount, if any, by which the then aggregate outstanding principal amount of Notes exceeds the Adjusted Senior Note Amount (the “Capacity Reduction Payment”), at a price equal to par, plus accrued and unpaid interest to the date of such redemption, if any, without premium or penalty, in accordance with the provisions set forth in Section 3.09 of the Indenture, (c) the Major Project Contracts otherwise remain in effect with respect to the Project at such reduced capacity, (d) if applicable, all liquidated damages or other payments required to be paid by the EPC Contractor under the EPC Contract in respect of such reduction in capacity have been paid or an equal amount has been contributed as equity to the Company by an Affiliate and (e) if applicable, all payments required to be paid by the Company under the PPA have been paid.
(10)        DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form in denominations of $100,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. Holders will be required to pay all taxes due upon transfer, unless the Company or any of its Affiliates is a party to the transfer. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the next succeeding Interest Payment Date.

A2-10
NY\5744036.6

(11)        PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as the owner of it for all purposes. Only registered Holders have rights under the Indenture.
(12)        AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes including Additional Notes, if any, voting as a single class, and any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium on, if any, or interest, if any, on the Notes, except a payment default resulting from accumulation that has been cured) or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes including Additional Notes, if any, voting as a single class. Without the consent of any Holder, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company’s obligations to Holders by a successor to the Company pursuant to the Indenture, to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the Indenture of any Holder, to conform the text of the Indenture, the Notes, or the Security Documents to any provision of the “Description of the Notes” section of the Company’s Offering Memorandum relating to the initial offering of the Notes, to enter into additional or supplemental Security Documents, to release Collateral in accordance with the terms of the Indenture and the Security Documents, to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture or to evidence the succession of a new Trustee under the Indenture.
(13)        DEFAULTS AND REMEDIES. Each of the following is an Events of Default: (i) the Company fails to pay interest on any Note in accordance with the terms of this Indenture within five days after the same becomes due and payable; the Company fails to pay any principal or premium, if any, on any Note after the same becomes due and payable, whether by scheduled maturity, redemption, acceleration or otherwise, or the Company fails to offer to redeem or purchase the Notes when required to do so pursuant to Sections 3.09, 3.10, 3.11, 4.15, 4.40, 4.41, 4.42, 4.43 or 4.44 of the Indenture; (iii) the Company fails to perform or observe any of the other covenants under the Indenture or any Security Document (other than, in the case of any Security Document, covenants, the breach of which would not reasonably be expected to result in a Material Adverse Effect) and not otherwise specifically provided for elsewhere in the Indenture and does not cure such failure within 30 days after the earlier of its receipt of notice by the Trustee or the Holders of at least 25% of aggregate principal amount of the Notes then outstanding as a single class and its Actual

A2-11
NY\5744036.6

Knowledge thereof; provided that such grace period may be extended to 90 days if the Company is taking action reasonably likely to cure such failure to perform; (iv) the Company is involved in a Bankruptcy Event; (v) the Company shall (a) default in the payment of any principal, interest or other amount when due and the expiration of any applicable grace period, whether by acceleration or otherwise, in respect of any Obligations under the LC Facility or the Replacement LC Facility in principal amount of $10.0 million or more or (b) default in the performance or observance of any obligation or condition with respect to any other Indebtedness in an aggregate principal amount of $25.0 million or more and the effect of such default is to cause the acceleration of such amounts prior to scheduled maturity; (vi) a final judgment or judgments for the payment of money exceeding $25.0 million in the aggregate that are not covered by available insurance as acknowledged in writing by the provider of such insurance or as certified to the Trustee by an insurance consultant shall be entered against the Company by one or more courts, administrative tribunals or other bodies having jurisdiction over the Company and the same is not paid, discharged or stayed, or for which no bond is posted, for a period of 90 consecutive days after its entry; (vii) the occurrence of an Event of Abandonment continues for more than 30 consecutive days; (viii) subject to clause (ix) below, an event of default shall have occurred under any Material Project Contract other than the PPA that could reasonably be expected to have a Material Adverse Effect and such event of default shall continue unremedied for a period equal to 60 days; provided, however, that (a) if (1) such event of default cannot be cured with such 60-day period, (2) such event of default is reasonably susceptible of cure within 120 days from such event of default, (3) the defaulting party is proceeding with all requisite diligence and in good faith to cure such failure, (4) such breach or default is the subject of a good faith dispute between the parties (and such parties are utilizing the appropriate dispute resolution procedures set forth in such Major Project Contract) and (5) an extension of such 60-day cure could not reasonably be expected to have a Material Adverse Effect, then the time within which such failure may be cured shall be extended to such date, not to exceed 90 days after the end of the initial 60-day period (for a total of 150 days), as shall be necessary for such party diligently to cure such failure; provided further, however, that notwithstanding the foregoing, the Company may replace a Material Project Contract other than the PPA with a Replacement Project Contract within 120 days; (ix) (A) notwithstanding clause (viii) above, any Major Project Contract other than the PPA shall terminate or otherwise cease to be valid and binding on any party thereto (except upon expiration in accordance with its terms or full performance by such party of its obligations thereunder and other than a termination of one or more LGIAs or the termination of the EPC Contract in connection with which the Company shall have complied with the provisions of Section 3.10 hereof) unless (1) the Company replaces such Major Project Contract with a Replacement Project Contract within 120 days after such termination or cessation and (2) the Company shall have fully satisfied all of its obligations arising out of such termination or cessation within such

A2-12
NY\5744036.6

120-day period or (B) any Permit necessary to operate the Project substantially in accordance with the Project Contracts has been revoked or withdrawn where such revocation or withdrawal would reasonably be expected to have a Material Adverse Effect and no replacement Permit has been obtained within 60 days of such revocation or withdrawal; provided that if such replacement Permit cannot be obtained within such 60-day period then the time within which such replacement Permit may be obtained shall be extended to such date, not to exceed 30 days after the end of the initial 60-day period (for a total of 90 days) as long as diligent efforts are undertaken to obtain such replacement Permit; (x) subject to clause (xi) below, an event of default shall have occurred under the PPA that could reasonably be expected to have a Material Adverse Effect and such event of default shall continue unremedied for a period equal to 30 days; provided, however, that (a) if (1) such event of default cannot be cured with such 30-day period, (2) such event of default is reasonably susceptible of cure within 90 days from such event of default, (3) the defaulting party is proceeding with all requisite diligence and in good faith to cure such failure, (4) such breach or default is the subject of a good faith dispute between the parties (and such parties are utilizing the appropriate dispute resolution procedures set forth in the PPA) and (5) an extension of such 30-day cure could not reasonably be expected to have a Material Adverse Effect, then the time within which such failure may be cured shall be extended to such date, not to exceed 60 days after the end of the initial 30-day period (for a total of 90 days), as shall be necessary for such party diligently to cure such failure; provided further, however, that notwithstanding the foregoing, the Company may replace the PPA with a Replacement Project Contract within 90 days; (xi) notwithstanding clause (x) above, the PPA shall terminate or otherwise cease to be valid and binding on any party thereto (except upon expiration in accordance with its terms or full performance by such party of its obligations thereunder) unless (a) the Company replaces the PPA with a Replacement Project Contract within 90 days after such termination or cessation and (b) the Company shall have fully satisfied all of its obligations arising out of such termination or cessation within such 90-day period; (xii) the Lien contained in the Indenture or any of the Security Documents ceases to be effective to grant a perfected Lien to the Collateral Agent on any material portion of the Collateral described therein with the priority purported to be created thereby and such effectiveness and perfection priority is not reinstated or the Company has not posted cash collateral to the Collateral Agent equal to the replacement value thereof, in each case within 30 days after the time of discovery thereof by the Company, except to the extent that any such loss of effectiveness results from the failure of the Collateral Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Security Documents; (xiii) the Indenture or any Security Document is declared unenforceable by a Governmental Authority having jurisdiction over any party thereto or the subject matter thereof; (xiv) if, at any time following delivery by the Company of an ERISA Notice, (a) any Plan fails to satisfy the minimum funding standards of ERISA or the

A2-13
NY\5744036.6

Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under Section 412 of the Code, (b) a notice of intent to terminate any Plan is or is reasonably expected to be filed with the PBGC or the PBGC institutes proceedings under Section 4042 of ERISA to terminate or appoint a trustee to administer any Plan or the PBGC notifies the Company that a Plan may become a subject of any such proceedings, (c) the aggregate “amount of unfunded benefit liabilities” (within the meaning of Section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, exceeds $10.0 million, (d) the Company incurs or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (e) the Company withdraws from any Multiemployer Plan in a complete withdrawal or a partial withdrawal, or (f) the Company establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company thereunder; and any such event or events described in sub-clauses (xiv)(a) through (f) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect; (xv) (a) failure by the Sponsor to contribute the Equity Contribution Amount when due and such failure continues for five Business Days or (b) the Sponsor fails to provide credit support for the obligations under the Equity Contribution Agreement, if required, and such failure continues for 30 days; and (xvi) failure to complete construction of generation capacity of at least 500 MW on or before the Outside Completion Date (as defined in the PPA).
In the case of an Event of Default arising from a Bankruptcy Event with respect to the Company, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may require the Trustee to declare all the Notes to be due and payable immediately. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, premium, if any, or interest, if any,) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of all the Holders, rescind an acceleration or waive an existing Default or Event of Default and its respective consequences under the Indenture except a continuing Default or Event of Default in the payment of principal of, premium on, if any, or interest, if any, on, the Notes (including in connection with an offer to purchase). The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is

A2-14
NY\5744036.6

required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.
(14)        TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.
(15)        NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator or equityholder of the Company (including any owner of any membership interest in the Company), as such, will have any liability for any obligations of the Company under the Notes, the Indenture, the Security Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws
(16)        AUTHENTICATION. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.
(17)        ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
(18)        CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.
(19)        GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE AND THIS NOTE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

A2-15
NY\5744036.6

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:
Topaz Solar Farms LLC
10400 Helios Way
Santa Margarita, CA 93453
Facsimile No.: (515) 242-3084
Attention: General Counsel

A2-16
NY\5744036.6

ASSIGNMENT FORM

To assign this Note, fill in the form below:
(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:
Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A2-17
NY\5744036.6

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.15 of the Indenture, check the box below:

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.15 of the Indenture, state the amount you elect to have purchased:

$

Date:
Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A2-18
NY\5744036.6

SCHEDULE OF EXCHANGES OF INTERESTS IN THE REGULATION S TEMPORARY GLOBAL NOTE
The following exchanges of a part of this Regulation S Temporary Global Note for an interest in another Global Note, or exchanges of a part of another Restricted Global Note for an interest in this Regulation S Temporary Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

A2-19
NY\5744036.6

SCHEDULE 1
SCHEDULE OF PRINCIPAL PAYMENTS
The principal of the Series B Notes will be payable in semi-annual installments, commencing September 30, 2015, pro rata to the registered Holders thereof in accordance with the following schedule:

Payment Date	Percentage of Original Principal Amount Payable	Payment Date	Percentage of Original Principal Amount Payable
September 30, 2015	3.0978%	March 30, 2028	1.3389%
March 30, 2016	1.5548%	September 30, 2028	2.6387%
September 30, 2016	3.1436%	March 30, 2029	1.3276%
March 30, 2017	1.6009%	September 30, 2029	2.5979%
September 30, 2017	3.1075%	March 30, 2030	1.3146%
March 30, 2018	1.5781%	September 30, 2030	2.5555%
September 30, 2018	3.1360%	March 30, 2031	1.2998%
March 30, 2019	1.6211%	September 30, 2031	2.5112%
September 30, 2019	3.1636%	March 30, 2032	1.2832%
March 30, 2020	1.6775%	September 30, 2032	2.4650%
September 30, 2020	2.8014%	March 30, 2033	1.2647%
March 30, 2021	1.3109%	September 30, 2033	2.4171%
September 30, 2021	2.8199%	March 30, 2034	1.2444%
March 30, 2022	1.3293%	September 30, 2034	2.3671%
September 30, 2022	2.7548%	March 30, 2035	1.1803%
March 30, 2023	1.3149%	September 30, 2035	2.1804%
September 30, 2023	2.7718%	March 30, 2036	1.1015%
March 30, 2024	1.3492%	September 30, 2036	2.2548%
September 30, 2024	2.7764%	March 30, 2037	1.1644%
March 30, 2025	1.3213%	September 30, 2037	2.1975%
September 30, 2025	2.6204%	March 30, 2038	1.1345%
March 30, 2026	1.2651%	September 30, 2038	2.1377%
September 30, 2026	2.7153%	March 30, 2039	1.1134%
March 30, 2027	1.3486%	September 30, 2039	4.0518%
September 30, 2027	2.6778%

This Schedule 1 shall be adjusted in the event of any redemption or purchase of the Series B Notes in part.

A2-20
NY\5744036.6